UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-KA

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 27th, 2003

HUBEI PHARMACEUTICAL GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-25553	88-0419476

State or other jurisdiction of incorporation or organization	(Commission File Number)	I.R.S. employer identification number

410 Park Avenue, 15th Floor
New York, NY, USA	10222

(Address of principal executive offices)	Zip Code

Issuer’s telephone number	(604) 881-2899

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

Within Form 8K-A filed October 1st , 2003 we provided the following clarification:

Within the 8K of September 4th , it was stated that "It is not anticipated that the reports of Moen & Company will contain any adverse opinion or disclaimer or opinion, with the exception of a standard going concern’ qualification, if applicable". While not clear in the filing, the scope of this statement was intended to be limited to their opinion, as anticipated, with respect to the audit of the acquisition and specifically not with respect to the year end filing for the fiscal year to end January 31st , 2004 as it is still a number of months away. Our anticipation with respect to their opinion is based upon independent valuations and other due diligence that the management has confidence in and that will be, in part, the subject of the audit report by Moen and Company. Moen and Company have further clarified that, in their opinion, in view of the fact that for the upcoming year the consolidated company would have working capital and ongoing operations the "going concern" paragraph would be considered to by unnecessary and that subsequent to their audit they would expect that the audit report attached to the upcoming year end financial statements would be a "clean" audit report without any adverse opinion or disclaimer and so, accordingly, would not contain a "going concern" paragraph. A copy of their correspondence in this regard is attached hereto and incorporated herein by this reference.

We hereby further qualify that there were no consultations with Moen and Company regarding the application of any accounting principals with respect to the acquisition prior to their engagement. The selection of Moen and Company was based solely on our understanding, in speaking with a legal professional earlier this year, that they had considerable experience auditing Chinese subsidiaries and that one of the members of their audit team had practiced in China. Moen and Company were unknown to us prior to that conversation. Our expectations regarding their report were based solely upon due diligence by management prior to completing the acquisition. This due diligence included an independent valuation of the asset to be acquired by a Chinese firm whose opinion was subsequently reviewed by Moen and Company and referenced within their report. We were confident that the balance sheet presented to Moen and Company would withstand audit.

We are filing this additional clarification in response to a review by the Securities and Exchange Commission in which they correctly point out that the prior filing is not fully compliant with the disclosure requirement of Regulation S-B to the extent that we failed to make certain representations and that overall disclosure could be enhanced by doing so. In accordance with Item 304(a)(2)(i) of Regulation S-B we affirm the following:

At no time during the Company’s two most recent fiscal years or any later interim period prior to the Appointment of Moen and Company did the Company or any representative of the Company have any discussion with them, either written or oral, regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. No advice was sought, provided or taken into consideration by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBEI PHARMACEUTICAL GROUP, LTD.

Reid Li, President

October 9th, 2003
Date